FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 October 1, 2002


                    MEVC DRAPER FISHER JURVETSON FUND I, INC.
           (Exact name of the registrant as specified in its charter)

          Delaware                     814-00201                  94-3346760
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)

    991 Folsom Street, Suite 301
     San Francisco, California                                   94107
     (Address of principal                                     (Zip Code)
      executive offices)

Registrant's telephone number, including area code: (415) 977-6150

                                       N/A
          (Former name or former address, if changed since last report)


Item 5.  Other Events and Regulation FD Disclosure

On October 1, 2002, meVC Draper Fisher Jurvetson Fund I, Inc. issued the following press release:


      MVC Independent Directors Approve Plans to Enhance Shareholder Value

       Plans Include Venture Debt Strategy and a Share Repurchase Program

      John Grillos and William "Boots" Del Biaggio Named Senior Executives


REDWOOD CITY, Calif. - Oct. 1, 2002 - The independent directors of MVC (NYSE:MVC), an information technology venture capital fund, announced the adoption on Sept. 30, 2002 of plans designed to enhance shareholder value.

The board's actions conclude a comprehensive review and planning process that was prompted by changes in the economy, as well as the resignation in June of the Fund's former advisor, meVC Advisers. The board - led by its independent directors - unanimously approved:

o A plan for MVC to provide late-stage venture capital-backed information technology companies with debt financing. This use of debt financing complements MVC's strategy of making equity investments in private information technology companies.

o    The hiring of senior executives to implement MVC's financing strategies.

o The use of interest income from the debt financings to offset operating expenses or to pay dividends to shareholders.

o    A plan for MVC to buy up to $20 million of its stock in the open market.

In a letter to shareholders, the independent directors stated, "MVC is enhancing its investment strategies to capitalize on its strong cash position and its advantages as a closed-end fund - and to respond to today's changed economic environment. Our objectives are to open the door for cash dividends from new venture lending activities, and to position MVC for the long-term capital appreciation that can arise not only from straight equity investments but from warrants to purchase stock in the companies to which we extend debt financing. We believe our investment strategies strike the right balance for both the near and long term."

According to the letter, "In considering a replacement for the Fund's former advisor, which resigned in June, the independent directors conducted interviews with - and reviewed proposed strategies from - seven candidates, including candidates proposed by shareholders. We selected the plan that, in our judgment, offered the best prospects for meeting the objectives of the long-term individual investors for whom this Fund was created. Then, we selected the team best equipped to implement that plan."

According to the independent directors, "Our evaluation kept two critical factors in mind. First, MVC remains committed to the fundamental mission articulated when the Fund was raised: to provide capital to private information technology companies. We believe that investing in information technology at this time is particularly worthwhile, as the business prospects for such companies remain positive while their valuations appear to be at a cyclical bottom. Second, our analysis concluded that, by adding a debt capability to our tool box, we could improve the competitive position of the Fund while allowing us to generate cash dividends for our shareholders."

Executive Leadership
--------------------

The independent directors unanimously named John Grillos as chief investment officer. He retains his titles as chief executive officer and chairman of the board.

Mr. Grillos, with over 14 years experience in information technology venture capital investing, has held the position of interim Fund manager at the board's request since June. He has been an MVC portfolio manager since the Fund's inception.

The independent directors also named William "Boots" Del Biaggio as president of MVC. Mr. Del Biaggio brings expertise in debt financings for privately held companies. Mr. Del Biaggio will focus on the Fund's new lending program for private companies backed by top-tier venture capitalists.

Mr. Del Biaggio in 1996 founded Sand Hill Capital, which has provided more than $300 million in debt financings to approximately 150 venture capital-backed companies. He is resigning as manager of Sand Hill Capital's fund, which is now fully invested. In addition to Mr. Del Biaggio, three other professionals from Sand Hill Capital will join MVC, each with experience in lending to private venture-backed companies.

Venture Lending Strategy
------------------------

"Success in the venture capital business has come to those who can consistently participate in the best deals with the best venture capital firms," said Mr. Grillos. "We see a real opportunity to position MVC to participate in promising deals with the best venture capital firms: there's a strong demand for venture debt and MVC is uniquely positioned to meet that demand."

In a typical loan to a venture capital-backed company, the lender receives interest on the loan as well as warrants for the purchase of the borrower's stock. Sometimes the lender also can negotiate the right to purchase equity of the borrower in subsequent financing rounds.

Regulated commercial banking institutions, which typically have more restrictive lending policies and often lack specialized expertise in venture lending, have tended to avoid lending to these companies. Further, unlike the Fund, most venture capital firms are limited by their charters to making only equity investments.

Share Repurchase
----------------

The independent directors' letter stated, "We believe MVC's shares are under-valued at this time. While MVC needs cash to invest in new companies and financially support the investments it already has made, a repurchase program is a prudent and sound use of the Fund's cash when the share price is below the cash per share. This program also may provide increased market liquidity for those stockholders who wish to re-deploy their investment in MVC."

Expense Management
------------------

Fund management is reviewing ways of keeping ongoing operating expenses at or below levels paid to the previous investment advisor. In addition the independent directors have voted to reduce their fees for overseeing the Fund.

About MVC

MVC was formed to provide individual investors with the opportunity to invest in venture capital, a historically top-performing asset class previously open only to high-net-worth individuals and institutional investors. The Fund's investment objective is long-term capital appreciation from venture capital investments in information technology companies, primarily in the Internet, e-commerce, telecommunications, networking, software and information services industries. Additional information on the Fund (meVC Draper Fisher Jurvetson Fund I) and its investments may be obtained by writing to MVC, 991 Folsom Street, San Francisco, California 94107,
Attention: Secretary, via the website at http://www.meVC.com or by calling 877/474-meVC (6382).

Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. Potential risks and uncertainties may include, but are not limited to, recent changes in senior management, fluctuations in operating results, market conditions and changes in technology and increased competition.

Contact:

     MVC
     Investors:
     Brian Matthews, 415/977-6150 ext. 39
            or
     The Abernathy MacGregor Group
     Media:
     Ian Campbell/Jim Lucas, 213/630-6550

     Steven Bruce, 212/371-5999




                                       ###

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned, thereunto duly authorized.

                                      MEVC DRAPER FISHER JURVETSON FUND I, INC.

Date: October 2, 2002                 /s/ John Grillos
                                      -----------------------------------------
                                      John M. Grillos
                                      Chief Executive Officer